UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2023

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4509 Creedmoor Road, Suite 201, Raleigh, NC 27612
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 13, 2023, 9 Meters Biopharma, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale, in a registered direct offering by the Company (the “Offering”), of 3,125,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)) and warrants (the “Common Warrants”) to purchase up to 6,250,000 shares of Common Stock. The Shares and Common Warrants were sold at an offering price of $1.60 and the Common Warrants and the Pre-Funded Warrants were sold at an offering price of $1.5999. The Offering closed on March 15, 2023.

The Pre-Funded Warrants were sold to purchasers whose purchase of the Shares in the Offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering.

The Common Warrants have an exercise price equal to $1.35, are immediately exercisable, and will have a term equal to 3.5 years following the initial issuance date. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering. In connection with the Offering, the Company agreed to pay Wainwright a cash fee equal to $350,000. The Company agreed to also pay Wainwright a management fee equal to 1.0% of the gross proceeds of the Offering, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and $15,950 for a clearing fee. In addition, the Company has agreed to grant placement agent warrants to Wainwright, or its designees, to purchase up to 187,500 shares of the Common Stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the Common Warrants, except the Placement Agent Warrants have an exercise price of $2.00 per share.

The gross proceeds to the Company from the Offering were $5.0 million, before deducting placement agent fees and other offering expenses. The Company anticipates using the net proceeds from the Offering to support the clinical development of vurolenatide for the treatment of short bowel syndrome, to fund the development of its other pipeline programs, as well as for working capital and general corporate purposes.

The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the Purchase Agreement, the Company agreed for a period of 75 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock. Such restriction does not apply to, in addition to certain customary exceptions, the issuance by the Company of securities pursuant to existing convertible securities, the issuance by the Company of securities pursuant to acquisitions or strategic transactions not for the purpose of raising capital and approved by a majority of the Company’s disinterested directors, and certain other compensatory issuances. The Company has also agreed for a period of one year following the closing date of the Offering not to (i) issue or agree to issue new equity or debt securities convertible into, or exercisable or exchangeable for, shares at a conversion price, exercise price or exchange price which floats with the trading price of the shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price, subject to certain exceptions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-249268), which was previously declared effective by the Securities and Exchange Commission (the “SEC”) on October 9, 2020, as supplemented by the prospectus supplement filed with the SEC on March 15, 2023.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and Placement Agent Warrants do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein. The opinion of the Company’s counsel regarding the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.
On March 14, 2023 and March 15, 2023, the Company issued press releases related to the pricing and closing of the Offering described in Item 1.01. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Common Warrant.
Exhibit 4.2	Form of Pre-Funded Warrant.
Exhibit 4.3	Form of Placement Agent Warrant.
Exhibit 5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
Exhibit 10.1	Form of Securities Purchase Agreement.
Exhibit 23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated March 14, 2023.
Exhibit 99.2	Press Release dated March 15, 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: March 15, 2023	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer